UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2011

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5871 Oberlin Drive, Suite 200, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On January 24, 2011, the Company updated the form of Severance and Change in Control Agreement for its executive officers, making the following changes: 1) providing for the payment of a full annual target bonus (or the amount of the last annual bonus actually paid, if higher) in the event of a qualifying termination in connection with a Change in Control (as defined in the agreement) instead of a pro-rata bonus amount; 2) updating the Section 409A compliance language; 3) updating the provisions for continued health care coverage benefits following a qualifying termination, so as to ensure no penalties will be incurred by the Company under the 2010 Health Care Reform legislation; and 4) technical modifications to the method by which the "better after tax" result is calculated in the event certain excise taxes are triggered by payments under the agreement. The other provisions of the form of Severance and Change in Control Agreement for the Company’s executive officers remain unchanged from the prior version previously described in and filed with the Company's Securities and Exchange Commission filings.

Also on January 24, 2011, the Company entered into an Amended and Restated Severance and Change in Control Agreement with James L. Freddo, M.D., Senior Vice President, Development and Chief Medical Officer (the "Freddo Agreement"), which provides for a retention incentive through 2011 and beyond. In addition to the updates provided in the form of Severance and Change in Control Agreement as described above for all of the executive officers, the Freddo Agreement provides for a severance payment in the event Dr. Freddo resigns from his position with the Company for any reason after December 31, 2011 (the "Retention Benefit"). The minimum Retention Benefit will equal six months of Dr. Freddo’s then-current base salary. For each month beyond December 2011 that Dr. Freddo remains employed by the Company, the Retention Benefit will increase by an amount equal to one week of Dr. Freddo’s then-current base salary, with the maximum amount of the Retention Benefit not to exceed 12 months base salary. The Freddo Agreement provides that the Retention Benefit will be paid only as an alternative to, and not in addition to, any other salary severance benefits payable under the agreement. The other provisions of Dr. Freddo’s Severance and Change in Control Agreement remain unchanged from the prior version described in and filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The form of Amended and Restated Severance and Change in Control Agreement for the executive officers, and the Freddo Agreement, are each filed as Exhibits 10.26 and 10.27, respectively, to this Current Report on Form 8-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

January 24, 2011	By:	/s/ Elizabeth E. Reed

Name: Elizabeth E. Reed
Title: Senior Vice President, Legal Affairs and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.26	Form of Amended and Restated Change in Control Agreement
10.27	Amended and Restated Severance and Change in Control Agreement by and between the Registrant and James L. Freddo, M.D.